Exhibit 10.1

COMPANY STOCKHOLDER AGREEMENT

This Stockholder Agreement (this “Agreement”), dated as of March 17, 2013, is entered into by and between Cynosure, Inc., a Delaware corporation (the “Buyer”), and the undersigned stockholder (“Stockholder”) of Palomar Medical Technologies, Inc., a Delaware corporation (the “Company”).

WHEREAS, concurrently with the execution of this Agreement, the Company, the Buyer and Commander Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Buyer (the “Merger Subsidiary”), are entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), providing for, among other things, the merger (the “Merger”) of the Merger Subsidiary and the Company pursuant to the terms, and subject to the conditions, of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Buyer has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce the Buyer to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) owned beneficially and of record by Stockholder, as set forth below Stockholder’s signature on the signature page hereto (the “Original Shares” and, together with any additional shares of Company Common Stock pursuant to Section 6 hereof, the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Representations of Stockholder.

Stockholder represents and warrants to the Buyer that:

(a) (i) Stockholder owns beneficially and of record all of the Original Shares free and clear of all Liens, except for any such Lien that, individually or in the aggregate, would not reasonably be expected to affect adversely the ability of Stockholder to perform its obligations under this Agreement, and has the sole right to vote (or cause to be voted) the Original Shares, and (ii) except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b) Stockholder does not own beneficially or of record any shares of Company Common Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Common Stock or any security exercisable for or convertible into shares of Company Common Stock, as set forth on the signature page of this Agreement (collectively, the “Options”).

(c) Stockholder has full corporate (or comparable) power and authority (if an entity) or the legal capacity (if a natural person) to enter into, execute and deliver this Agreement, to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 3(b) below) and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exceptions.

(d) None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to Stockholder or to Stockholder’s property or assets, except for any such conflict or breach that (i) has been waived or cured prior to the date hereof or (ii) individually or in the aggregate, would not reasonably be expected to affect adversely the ability of Stockholder to perform Stockholder’s obligations under this Agreement.

(e) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity or other person on the part of Stockholder is required in connection with the valid execution and delivery of this Agreement, except for any such consent, approval, authorization, designation, declaration or filing that (i) has been obtained or made (as applicable) prior to the execution and delivery hereof or (ii) if not obtained or made (as applicable), individually or in the aggregate, would not reasonably be expected to affect adversely the ability of Stockholder to perform Stockholder’s obligations under this Agreement. To the extent Stockholder is a natural person, no consent of Stockholder’s spouse is necessary under any “community property” or other laws in order for Stockholder to enter into and perform its obligations under this Agreement, except for any such consent that (A) has been obtained prior to the execution and delivery hereof or (B) if not obtained, individually or in the aggregate, would not reasonably be expected to affect adversely the ability of Stockholder to perform Stockholder’s obligations under this Agreement.

3.	Agreement to Vote Shares; Irrevocable Proxy.

(a) Stockholder hereby irrevocably and unconditionally agrees, from and after the date hereof and until the Termination Date, to vote the Shares (or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company) and to cause any holder of record of Shares to vote such Shares (or execute such written consents): (i) in favor of the adoption of the Merger Agreement, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (1) any Acquisition Proposal and (2) any action, proposal, transaction or agreement which would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement. Except as set forth in this Section 3, Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

(b) Stockholder hereby appoints the Buyer and any designee of the Buyer, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares, other than (a) agreements entered into with the Buyer or any of its Affiliates (which, for purposes of this Agreement, shall have the meaning set forth in Rule 405 promulgated under the Securities Act) and (b) the granting of a proxy or proxies to vote the Shares on any matter (except for the matters described in clauses (i) and (ii) of Section 3(a) above) at any annual meeting of the Company’s stockholders.

5.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 5 shall be null and void. Notwithstanding anything to the contrary in this Agreement, this Section 5 shall not prohibit a Transfer of the Shares by Stockholder (a) if Stockholder is a natural person, to any person who is a family member of Stockholder (as the term “family member” is defined by Form S-8 promulgated under the Securities Act (or any successor or comparable form)) or upon the death of Stockholder, (b) pursuant to any written trading plan in effect on the date of this Agreement intended to satisfy the requirements of Rule 10b5-1 under the Exchange Act, (c) to an Affiliate of Stockholder, or (d) after the record date for determining the stockholders eligible to vote at the Company Meeting, as set forth in the Joint Proxy Statement/Prospectus; provided, that a Transfer referred to in clauses (a) and (c) of this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of this Agreement.

6.	Additional Shares.

Stockholder agrees that all shares of Company Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires ownership beneficially or of record (excluding shares of Company Common Stock underlying unexercised or unvested Options) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement.

7.	Termination.

This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, (b) the date on which the Company Board executes a Company Board Recommendation Change in accordance with the terms of the Merger Agreement, (c) the date on which the Merger Agreement is terminated in accordance with its terms, (d) September 30, 2013, and (e) the date of any amendment, modification or waiver of the Merger Agreement that decreases the amount or changes the form of the Merger Consideration, imposes additional restrictions or conditions on the payment of the Merger Consideration or imposes additional Closing conditions, without the prior written consent of Stockholder with respect to such amendment, modification or waiver (any such date described in the foregoing clauses (a) through (e) shall be referred to herein as the “Termination Date”).

8.	No Agreement as Director or Officer.

This Agreement is being entered into by Stockholder solely in Stockholder’s capacity as the beneficial and record owner of the Shares. Stockholder makes no agreement or understanding in this Agreement in Stockholder’s capacity as a director or officer of the

Company or any of its subsidiaries (if Stockholder holds such office), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder’s capacity as such a director or officer, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder’s fiduciary duties as an officer or director to the Company or its stockholders.

9.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the non-breaching party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the non-breaching party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that the parties hereto shall be entitled to seek the remedy of specific performance of the terms hereof, in addition to any other remedy at law or in equity.

10.	Entire Agreement; Amendment.

This Agreement constitutes the entire agreement between the parties to this Agreement and supersedes any prior understandings, agreements or representations by or between the parties hereto, or any of them, written or oral, with respect to the subject matter hereof, and the parties hereto specifically disclaim reliance on any such prior understandings, agreements or representations to the extent not embodied in this Agreement. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both parties hereto. No waiver of any provision hereof by either party shall be deemed a waiver of any other provision hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

11.	Notices.

All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (notice deemed given upon receipt), sent via facsimile or e-mail or sent by a nationally recognized overnight courier service (notice deemed given upon the receipt of proof of delivery), in each case to the intended recipient as set forth below:

If to the Buyer:

Cynosure, Inc.

5 Carlisle Road

Westford, MA 01886

Attention: Benjamin A. Kaplan, Senior Vice President and General Counsel

Telecopy: (866) 245-9606

Email: bkaplan@cynosure.com

with a copy (which shall not constitute notice) to:

Hinckley, Allen & Snyder LLP

28 State Street

Boston, MA 02109

Attention: James R. Burke

Email: jburke@haslaw.com

If to Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, MA 02109

Attention: Hal J. Leibowitz

Telecopy: (617) 526-5000

Email: hal.leibowitz@wilmerhale.com

Either party to this Agreement may give any notice or other communication hereunder using any other means (including messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other party to this Agreement notice in the manner herein set forth.

12.	Miscellaneous.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

(b) Each of the parties to this Agreement (i) agrees that all actions and proceedings arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement shall be heard and determined in the Chancery Court of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within Wilmington, Delaware), (ii) irrevocably consents to submit itself to the exclusive jurisdiction and venue of such courts in any action or proceeding, (iii) agrees that all claims in respect of such action or proceeding shall be heard and determined in any such court, (iv) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (v) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Either party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 11. Nothing in this Section 12(b), however, shall affect the right of either party to serve legal process in any other manner permitted by law.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF EITHER PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

(d) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other party, it being understood that both parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission or as a “pdf” or similar attachment to an electronic transmission.

(f) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(g) The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, the Buyer and Merger Subsidiary. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(h) Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

CYNOSURE, INC.

By
Name:
Title:

STOCKHOLDER

By
Name:

Number of Shares of Company Common Stock Owned Beneficially and of Record as of the Date of this Agreement:

Number of Options Owned Beneficially and of Record as of the Date of this Agreement:

Street Address:
City/State/Zip Code:
Email: